EXHIBIT 10.7(a)(1)

                       AMENDMENT #1 DATED August 30, 2004
                        TO THE SPA DATED August 19, 2004

     This First Addendum ("First Addendum") to the Stock Purchase Agreement ("SPA") is entered into by and between On Alert Systems, Inc. ( "OAS or the "Company"), a Nevada corporation, inclusive of its successors and assigns, and Allstars Marketing, Inc., a Florida corporation ("Purchaser"), as follows:

                                R E C I T A L S

     WHEREAS, Company and Purchaser entered into a Stock Purchase Agreement ("SPA") dated as of August 19, 2004, which provided the terms under which Company will be paid the sum of $6,050 by Purchaser as the consideration Purchaser agreed to pay to Company for the fair market value of its common stock in the amount of 88,000 shares. Company agreed to sell to Purchaser and Purchaser agreed to Purchase pursuant to the terms of an SPA entered into between the parties; and,

     WHEREAS, the Purchaser agreed to execute to the benefit of the Company any and all documents required by the Company to perfect its interest in and purchase of the stock so purchased by the Purchaser; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the SPA, as applicable;

     Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the SPA just as if the provisions had been included in the SPA at the time the Agreement was entered into between the parties. Accordingly, the parties agree as follows:

1. At the Closing of the purchase, the Company shall sell thirty thousand (30,000) common shares to the Purchaser for two thousand sixty-three dollars ($2,063), the fair market value of the common stock so purchased, and SearchPro Corporation, the Closing agent, shall hold in reserve for 30 days for the purchaser, fifty eight thousand (58,000) common shares (the "Reserve Shares") to be sold to the Purchaser for three thousand nine hundred eighty-seven dollars ($3,987).

2. At the thirty-first day subsequent to the Closing of the 30,000 share Purchase by the Purchaser, if the Company has not yet been funded, from any source, at least six hundred fifty thousand dollars, then on the 31st day subsequent to the Closing of the 30,000 share Purchase by the Purchaser, the Company shall release and sell to the Purchaser the 58,000 shares held in reserve for the Purchase Price agreed in paragraph #1 above.

3. The Reserve Shares and the funds to purchase the Reserve Shares shall be held in the Client Trust Account of the Company's Closing Agent, SearchPro Corporation, of Fort Lauderdale, Florida (the "Agent"), and released by the Agent upon the assertion, in writing, by the Company, that the Company had not been funded $650,000 by the 31st day subsequent to the Closing of the Purchase of the 30,000 shares, at which time the Agent shall wire the Purchase Price to the Company and deliver the certificate for the 58,000 shares to the Purchaser.





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4.   In the event that the Company  notifies  the  Purchaser  and the Agent,  in writing, that it has been funded the $650,000 by the 31st day subsequent to the Closing of the Purchase of the 30,000 shares, then the Agent shall deliver the shares back to the Company and wire the Purchase price back to the Purchaser.

5. Conflict and Ratification. Since the intent of this Addendum #1 to the SPA is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the SPA, in the event the terms and provisions of this Addendum #1 conflict with the terms and conditions of the SPA, or any other agreements executed by the parties concerning the SPA, the terms of this Addendum #1 shall prevail only to the extent that this Addendum has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of August 19, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

6. Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the SPA, this Addendum #1 constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the SPA, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the SPA. The provision of this Amendment#1 shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the SPA or Registration Rights Agreement ("RRA"), or any other documents executed or delivered on August 19, 2004, by the parties.

     5. Counterparts. This Addendum #1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Amendments. This Addendum #1 may not be amended or modified without the written consent of the Company and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     7. Severability. If any provision of this Addendum #1 shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Addendum #1 shall not be affected thereby.

     8. Titles and Subtitles. The titles and subtitles used in this Addendum #1 are for convenience only and are not to be considered in construing or interpreting any term or provision of this Addendum #1.

     9. Successors and Assigns. This Addendum #1 may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Addendum #1shall inure to the benefit of and are binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.




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     10.  Confidentiality.  Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Addendum #1, (b) any discussions or negotiations relating to this Addendum #1 and (c) the identity of the parties to this Addendum #1 except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Addendum #1 or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.

     11. Rights of Additional Purchases. The Purchaser shall have the right to purchase up to one hundred sixty thousand (160,000) additional shares, at the same price per share as paid pursuant herein for the 88,000 shares, and subject to the same conditions, such as registration or exemption rights, etc., as the 88,000 shares, but may exercise this right only in the event that: (a) the Purchaser had purchased 88,000 shares; If only 30,000 shares are purchased, then this right of additional purchase is null and void: and (b) 180 days from the Closing, the market capitalization of the Company did not equal or exceed fifty million ($50,000,000) dollars at that time, or during any month prior to that time during which the Purchaser's shares were eligible for sale by the Purchaser. Market capitalization, for purposes of this paragraph, shall be either the value of the Company's fully diluted outstanding common stock in the open market as quoted by the electronic reporting services, or, by valuation by a qualified business appraiser if the shares are not so quoted at the 180th day from the closing.


     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Addendum #1 to be executed and delivered by the undersigned as of the 30th day of August, 2004.


COMPANY:  On Alert Systems, Inc.,

and on behalf of all successors, affiliates and assigns to which this Amendment #1 may apply


By:               /s/ William Robinson
               -----------------------------------
               William Robinson, CEO



PURCHASER: Allstars Marketing, Inc.


By:               By: /s/ D.M. Legay
               -----------------------------------
               D.M. Legay, President






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